Exhibit 99.77Q1



This report is signed on behalf of the registrant (or depositor or trustee) in the City of Minneapolis and State of Minnesota on the thirty-first day of March 2003.


                  Great Hall Investment Funds, Inc.



Witness:  /s/ Chris Tomas                   By:  /s/ Jennifer Lammers
          --------------------                   ---------------------------
          Chris Tomas                            Jennifer Lammers
          Compliance Officer                     Chief Financial Officer